Exhibit 19(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ann M. Carpenter, President and I, Bruce S. Rosenberg, Treasurer of the Elfun Trusts (the “Fund”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Fund for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President (Principal Executive Officer)

Date: September 3, 2026

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer)

Date: September 3, 2026